EXHIBIT 99.1
NEWS RELEASE FOR IMMEDIATE RELEASE	Contact: Transcontinental Realty Investors, Inc. Investor Relations (800) 400-6407 investor.relations@primeasset.com

Transcontinental Realty Reports 2006 Second Quarter Results

DALLAS (August 14, 2006) -- Transcontinental Realty Investors, Inc. (NYSE: TCI), a Dallas-based real estate investment company, today reported net income of $4.6 million and a net loss of $3.9 million, or $0.56 and $(0.50) per share for the three and six months ended June 30, 2006, compared to a net loss of $3.7 million and net income of $575,000, or $(0.47) and $0.07 per share for the same periods in 2005.

Income items for the three and six months ended June 30, 2006, compared to the same period in 2005, included:

•
Rental income of $30.8 and $61.1 million, compared to $24.8 and $47.4 million in 2005, the three and six month increases for 2006 are due to additional rental income from the completion of new apartment construction projects and from TCI’s August 2005 acquisition of 600 Las Colinas, Dallas, Texas. These gains were offset by a decrease in hotel revenues due to lower occupancies.

•	The gain on sales of land of $8.7 and $9.0 million for the three and six months ending 2006, compared to $2.4 million for the three and six months ending June 30, 2005.

•
Interest income of $794,000 and $1.7 million, compared to $1.1 and $1.9 million in 2005. The six month decrease is primarily due to the payoff or paydown of notes receivable in the first and second quarters of 2006.

•
A gain on foreign currency transaction of $2,000 and 4,000 for the three and six months ending June 30, 2006, compared to $228,000 for the three and six months ending 2005. These gains result in converting TCI’s Hotel Akademia’s long-term debt from the Euro into Polish Zlotys.

•	Equity in the income (loss) of equity investees of $(173,000) and $(69,000), as compared to $(45,000) and $1.1 million in 2005.

Expenses for the three and six months ended June 30, 2006, compared to the same period in 2005, included:

•
Operating expenses of $18.5 and $36.8 million, compared to $15.6 and $30.0 million in 2005. The three and six month increases for 2006 are primarily due to the completion of new apartment construction projects and higher commercial property expenses due to TCI’s August 2005 acquisition of 600 Las Colinas, Dallas, Texas, offset by lower hotel expenses due to lower occupancies.

•
Interest expense of $13.2 and $25.9 million, compared to $9.6 and $18.0 million in 2005. The three and six month increases for 2006 are primarily due to new debt incurred from the completion of new apartment construction projects, plus additional interest from land loans due to new land purchases in 2005 and 2006.

•
Depreciation expense of $5.6 and $10.7 million, compared to $3.9 and $7.7 million in 2005. The increase is primarily due to the acquisition of apartment complexes in the first half of 2006 and the sale of office and industrial properties in the first half of 2005.

•
General and administrative expenses of $1.7 and $3.0 million, compared to $1.9 and $3.4 million in 2005. The three month decrease was primarily due to lower professional and consulting fees and rent expense. The six month decrease was primarily due to lower state and franchise income tax expense, lower professional and consulting fees and lower rent. These lower costs were offset by higher spending on legal fees.

Net income from discontinued operations before income taxes for the three and six months ended June 30, 2006, compared to the same period in 2005, included:

•	Income from operations of $1.0 million and $1.6 million, compared to income of $1.1 and $2.2 million in 2005.

•	Interest expense of $867,000 and $2.0 million, compared to $1.9 million and $3.6 million in 2005.

•
Asset impairment of $1.6 million for the three and six months ending June 30, 2005. The asset impairment was recorded to write-down the value of two apartments under contract to sell. There was no asset impairment in 2006.

•	Gain on sale of operations of $3.3 million for the three and six months ended June 30, 2006, as compared to $2.9 and $13.2 million in 2005.

About Transcontinental Realty Investors, Inc.,
Transcontinental Realty Investors, Inc., a Dallas-based real estate investment company, invests in real estate through direct equity ownership and partnerships nationwide. For more information, go to the web site at www.transconrealty-invest.com.# # #

TRANSCONTINENTAL REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	June 30, 2006	December 31, 2005
	(Unaudited)
Assets

Real estate held for investment	$986,793	$911,981
Less—accumulated depreciation	(87,921)	(78,096)
	898,872	833,885

Real estate held-for-sale	35,347	40,446
Real estate subject to sales contract	66,827	68,738

Notes and interest receivable
Performing (including $21,991 in 2006 and $34,370 in 2005 from affiliates and related parties)	37,793	59,922
Non-performing, non-accruing	4,893	4,896
	42,686	64,818

Investment in real estate entities	24,591	24,659
Marketable equity securities, at market value	8,309	7,446
Cash and cash equivalents	11,811	5,462
Other assets (including $1,010 in 2006 and $1,103 in 2005 from affiliates and related parties)	40,247	43,625
	$1,128,690	$1,089,079

Liabilities and Stockholders’ Equity

Liabilities:
Notes payable (including $6,769 in 2006 and $6,787 in 2005 to affiliates and related parties)	$694,549	$654,882
Interest payable (including $550 in 2006 and $218 in 2005 to affiliates and related parties	2,624	3,510
Liabilities related to assets held-for-sale	53,084	53,084
Liabilities related to assets subject to sales contract	58,347	58,685
Other liabilities (including $16,867 in 2006 and $12,272 in 2005 to affiliates and related parties)	56,011	66,500
	864,615	836,661

Commitments and contingencies

Minority interest	16,174	1,239

Stockholders’ equity:
Preferred Stock
Series C Cumulative Convertible; $.01 par value; authorized, issued and outstanding 30,000 shares; (liquidation preference $3,000)	—	—
Common Stock, $.01 par value; authorized, 10,000,000 shares; issued and outstanding 7,900,869 shares at June 30, 2006 and December 31, 2005	81	81
Additional paid-in capital	256,389	256,494
Treasury stock, at cost	(3,086)	(3,086)
Accumulated deficit	(5,688)	(1,846)
Accumulated other comprehensive income (loss)	205	(464)
	247,901	251,179
	$1,128,690	$1,089,079

TRANSCONTINENTAL REALTY INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(dollars in thousands, except per share)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2006	2005	2006	2005
Property revenue:
Rents and other property revenues	$30,822	$24,834	$61,125	$47,431

Expenses:
Property operations (including $3,039 in 2006 and $5,408 in 2005 to affiliates and related parties)	18,473	15,573	36,824	30,028
Depreciation and amortization	5,620	3,889	10,650	7,701
General and administrative (including $1,538 in 2006 and $2,359 in 2005 to affiliates and related parties)	1,669	1,907	3,041	3,373
Advisory fees	2,161	1,785	4,187	3,538
Total operating expenses	27,923	23,154	54,702	44,640

Operating income	2,899	1,680	6,423	2,791

Other income (expense):
Interest income (including $424 in 2006 and $2,336 in 2005 from affiliates and related parties)	794	1,051	1,668	1,897
Gain on foreign currency translation	2	228	4	228
Mortgage and loan interest	(13,195)	(9,560)	(25,918)	(17,971)
Litigation settlement	1,804	—	1,804	—
Net income fee	—	325	—	—
Other income	50	234	307	234
Total other income (expense)	(10,545)	(7,722)	(22,135)	(15,612)

Loss before gain on land sales, equity in earnings of investees and minority interest	(7,646)	(6,042)	(15,712)	(12,821)

Gain on land sales	8,690	2,394	9,021	2,404
Equity in earnings (losses) of investees	(173)	(45)	(69)	1,146
Minority interest	361	(181)	189	(26)

Income (loss) from continuing operations	1,232	(3,874)	(6,571)	(9,297)
Add: income tax benefit	1,196	73	955	3,492
Net income (loss) from continuing operations	2,428	(3,801)	(5,616)	(5,805)

Income from discontinued operations	3,418	210	2,729	9,977
Less: income tax expense	(1,196)	(73)	(955)	(3,492)
Net income from discontinued operations	2,222	137	1,774	6,485

Net income (loss)	4,650	(3,664)	(3,842)	680

Preferred dividend requirement	(53)	(53)	(105)	(105)
Net income (loss) applicable to common shares	$4,597	$(3,717)	$(3,947)	$575